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                                                                   EXHIBIT 10.19


                      WILMINGTON COMMERCE PARK PARTNERSHIP

                             WAREHOUSE/DISTRIBUTION

                               AGREEMENT OF LEASE
                             LEASE FOR BUILDING 11

     PROPERTY LOCATED AT 3336 State Route 73 South, Wilmington, Ohio 45177

ARTICLE

 I       TERM .........................................................2
 2       ACCEPTANCE OF LEASED PREMISES ................................2
 3       RENT .........................................................3
 4       COMMON AREA ..................................................3
 5       USE OF LEASED PREMISES .......................................4
 6       ASSIGNMENT AND SUBLET71NG ....................................5
 7       REPAIRS ......................................................5
 8       INSTALLATIONS AND ALTERATIONS ................................6
 9       RISK OF LOSS .................................................6
 10      INSURANCE ....................................................7
 11      DAMAGE BY FIRE OR OTHER CASUALTY .............................8
 12      EMINENT DOMAIN ...............................................8
 13      ACCESS TO LEASED PREMISES ....................................9
 14      LESSOR'S SUCCESSORS ..........................................9
 15      SUBORDINATION ................................................9
 16      ATTORNMENT ..................................................10
 17      LIMITATION OF LIABILITY .....................................10
 18      LESSEE'S DEFAULT ............................................10
 19      SURRENDER OF LEASED PREMISES ................................11
 20      WAIVER OF SUBROGATION .......................................12
 21      ZONING; PERMITS .............................................12
 22      ENVIRONMENTAL PROVISIONS ....................................12
 23      ESTOPPEL CERTIFICATE ........................................13
 24      ACCELERATION OF RENT ........................................13
 25      RENT DEMAND .................................................13
 26      NO REPRESENTATION BY LESSOR .................................13
 27      WAIVER OF BREACH ............................................14
 28      QUIET ENJOYMENT .............................................14
 29      INTERPRETATION ..............................................14
 30      DEFINITIONS .................................................14
 31      HEADINGS ....................................................14
 32      NOTICE ......................................................14
 33      FINANCIAL STATEMENTS ........................................15
 34      MEMORANDUM OF LEASE .........................................15
 35      TIME ........................................................15
 36      OPTION TO RENEW .............................................15
 37      ENTIRE AGREEMENT ............................................16

                      WILMINGTON COMMERCE PARK PARTNERSHIP
                             WAREHOUSE/DISTRIBUTION
                               AGREEMIENT OF LEASE

       THIS LEASE made by and between WILMINGTON COMMERCE PARK PARTNERSHIP, hereinafter referred to as the Lessor, and MICROWAREHOUSE, INC., OF OHIO, hereinafter referred to as the Lessee. The Lessor's business enterprise is organized as an Ohio partnership. The Lessee's business enterprise is organized as a corporation and is admitted to do business in the State of Ohio.

                                   WITNESSETH:

       The Lessor does hereby lease and let to the Lessee and the Lessee accepts from the Lessor under the terms and conditions of this Lease, the following described Premises:

       220,800 square feet, more or less, located at 3336 State Route 73 South, Wilmington, Ohio 45177 and being the entire building sometimes designated as Building 11, as shown and more particularly described on Schedule A attached hereto, hereinafter referred to as the Leased Premises.

                                   ARTICLE 1.
                                      TERM.

       SECTION 1. TO HAVE AND TO HOLD unto the Lessee for a term of Ten (10) years, commencing on the 1st day of February, 1999, ("commencement date") and ending on the 31st day of January, 2009, both dates inclusive. Should the commencement date be delayed as set forth in Section 2 hereof, the term of the Lease shall run for ten years from the actual commencement date.

       SECTION 2. If this Lease is executed and the Lessor cannot deliver possession of the Leased Premises before the commencement date as defined above, it shall not be deemed to be in default under the Lease, and Lessee shall accept possession of the Leased Premises whenever Lessor is able to tender them; PROVIDED, HOWEVER, that possession must be tendered on or before May 1, 1999, or Lessee shall be released from all liability hereunder. Lessor waives the payment of rent covering any period before possession is tendered to Lessee. Tender of possession must include an unconditional certificate of occupancy issued by the appropriate governing authority.

                                   ARTICLE 2.
                         ACCEPTANCE OF LEASED PREMISES.

       The Leased Premises shall be delivered to the Lessee in Shell condition, subject to the completion of the work set forth on attached Exhibit B in a good and workmanlike manner, which includes the Certificate of Occupancy. Lessor will provide a Tenant Improvement allowance not to exceed $240,000.00 to or on behalf of Lessee toward Lessee's tenant improvements to the Leased Premises. This will allow the finish out of approximately 8000 square feet of office space within the premises. Exhibit C includes a list of additional and/or


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alternate items for the Premises together with the costs of such elective Tenant
Improvements above the $240,000.00 allowance. Lessor shall provide Lessee access to the Leased Premises prior to the commencement date based on the schedule set forth in the Timeline attached hereto as Exhibit D. This access will be for the purpose of Lessee's installation of racking and other operational equipment. Lessee shall not owe rent during this period but the entire risk of loss as to equipment so installed shall be born by Lessee.

                                   ARTICLE 3.
                                     RENT.

       SECTION 1. Lessee shall pay to the Lessor as BASIC ANNUAL RENT for the Leased Premises for each year of the period of February 1, 1999 through January 31, 2004 the sum of One Million Fifteen Thousand Four Hundred Sixty-Four Dollars ($1,015,464.00) which shall be paid in equal monthly installments of Eighty Four Thousand Six Hundred Twenty-Two Dollars ($84,622.00), due and payable on the first day of each month, in advance. Said rent shall be paid to the Lessor, or to the duly authorized agent of the Lessor, at its office at 3800 Red Bank Road, Cincinnati, Ohio 45227 during business hours. Checks should be made payable to WILMINGTON COMMERCE PARK PARTNERSHIP. Any Basic Annual Rent payment not received by the Lessor by the first day of the month shall be past due. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or additional rents hereinafter provided for shall be prorated accordingly. The Lessee will pay the rent as herein provided, without deduction whatsoever, and without any obligation of the Lessor to make demand for it. Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due, shall bear interest at the rate of eighteen percent (18%) per annum until paid. The Basic Annual Rent of $1,015,464.00 shall be adjusted once during the term of the Lease. Beginning February 1, 2004, the sixth year of Lease, and each year of the term thereafter, the Basic Annual Rent shall be One Million One Hundred Seventeen Thousand Ten Dollars ($1,117,010.00) which shall be paid in equal monthly installments of Ninety-Three Thousand Eighty-Four and 17/100's Dollars ($93,084.17).

       SECTION 2. The Lessee shall pay for the costs of all water, gas, and electricity, including electricity costs for exterior lighting, or any other utilities in connection with the Leased Premises.

       SECTION 3. The Lessee agrees to pay all real estate taxes on the Leased Premises during the term of this Lease. Taxes for any portion of a calendar year during the term of this Lease shall be prorated between Lessor and Lessee. The Lessee shall pay its share of expenses that the Lessor shall incur by reason of compliance with new laws, orders, special rent/use taxes, ordinances and new regulations of Federal, State, County and Municipal authorities, and with any lawful direction of any public officer or officers, which lawful direction shall be imposed upon the Lessor for the common good of the occupants of the Airborne Commerce Park. Capital improvements which are the responsibility of Lessor shall not be deemed to be prorated or to be passed through to Lessee hereunder.

                                   ARTICLE 4.
                                  COMMON AREA.

       For the purpose of this Lease, the term "common area" is defined for all purposes of this Lease as facilities that are intended for the common use of all tenants of the Airborne

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Commerce Park. For purposes of this definition, facilities include the parking area, driveways, private streets and alleys, landscaping, curbs, loading area, sidewalks and exterior lighting facilities, which facilities located around the Leased Premises are identified and designated as such in Exhibit B; PROVIDED, HOWEVER, THAT NOTWITHSTANDING the foregoing, the Lessee, as lessee of the entire Building 11 shall have the exclusive right to use all of the parking and loading areas for that Building as shown on Exhibit A. The Lessee shall have no right to use the common area for storage of pallets or other storage purposes and trash shall be stored only in such containers and in such place as approved by the Lessor. The Lessor shall maintain the common area and keep the same in good order and repair including lighting and landscaping. The Lessor may temporarily close any part of the common area for any period necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights. The cost of exterior lighting and ice and snow removal, general cleaning, asphalt sealing and restriping and landscape maintenance will be charged to the Lessee in accordance with the percentage that the square footage of the Leased Premises bears to the total square footage of all buildings adjacent to the Leased Premises. The share of such cost will be deemed to be additional rent and shall be due the first of the month following the invoice thereof by Lessor to the Lessee of the amount due.

                                   ARTICLE 5.
                            Use of Leased Premises.

       SECTION 1. The Leased Premises shall be used and occupied only for direct mail and telemarketing activities, warehousing and distribution of products and related activities and for no other purposes without the written consent of the Lessor.

       SECTION 2. The Lessee shall operate its business in a safe and proper manner as is normal, considering the uses of the Leased Premises above provided; and shall not manufacture, store, display or maintain any products or materials that will endanger the Leased Premises; shall do nothing that would increase the cost of insurance on the building or invalidate existing policies; shall not obstruct the sidewalks; shall not use the plumbing for any other purpose than for which it was constructed; shall not make or permit any unreasonable noise and/or odor objectionable to the public or adjacent occupants; shall not create a nuisance on the Leased Premises; and shall commit no waste.

       SECTION 3. The Lessee shall abide by all police and fire regulations concerning the operation of its business; shall store all trash, rubbish and debris in closed containers; and shall practice all proper procedures and methods that are common to its business enterprise. The Lessee shall maintain a minimum temperature in the Leased Premises of fifty-five (55) degrees fahrenheit.

       SECTION 4. The Lessee shall at all times keep all improvements and any equipment facilities or fixtures in good order, condition and repair and in a clean, sanitary and safe condition and in accordance with all applicable laws, ordinances and regulations of any governmental authority having jurisdiction. Lessee shall permit no waste, damage or injury to the Leased Premises.

       SECTION 5. Lessee shall forthwith at its own cost and expense replace with glass of the same kind and quality any cracked or broken glass, including plate glass or glass or other


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breakable materials used in structural portions, and any interior and exterior windows and doors in the Leased Premises.

                                   ARTICLE 6.
                           ASSIGNMENT AND SUBLETTING.

       Lessee shall not transfer, mortgage, or pledge this lease, or sublease the subject premises or any portion thereof, without the Lessor's prior written consent, which shall not be unreasonably withheld or delayed. Lessee shall give ABX AIR, INC., the first right to sublease any or all of the premises. ABX shall have seven (7) business days following receipt of written notice of such right to sublease to accept or reject all or any portion of the property offered for sublease. Said acceptance or rejection shall be in writing. The Lessor may deem any levy or sale or execution or other legal process against the Lessee, or any assignment or sale in bankruptcy or assignment or a receiver or insolvency of the Lessee, to be an assignment within the meaning of this Article.

                                   ARTICLE 7.
                                    REPAIRS.

       SECTION 1. Lessor shall keep the foundations, exterior walls (except plate glass or glass or other breakable materials used in structural portions) roof, and sprinklers in good repair.

       SECTION 2. Lessee shall contract for the maintenance of mechanical equipment. The Lessee shall replace any hot water heater as the need should arise with the same type and quality servicing the Leased Premises. The Lessor shall replace, as needed, the heating and air conditioning equipment, provided the unit has been serviced annually. Lessee will be entitled to apply any benefits which Lessor may have under any warranties on such mechanical systems either by assignment of such warranties to Lessee or through cooperation of Lessor and Lessee in making claims under such warranties. Lessor shall have the option to elect whether to assign warranties or participate in making claims.

       SECTION 3. Lessor shall not be liable for failure to keep the Leased Premises in repair, unless notice of the need for repairs has been given Lessor, after the same has come to the explicit attention of Lessee, a reasonable time has elapsed and Lessor has failed to make such repairs. Lessor shall not be liable for any damage done or occasioned by or from the electrical system, the heating and/or air conditioning system, the plumbing and sewer system in, above, upon or about the Leased Premises nor for damage occasioned by water, snow or ice being upon or coming through the roof, walls, windows, doors or otherwise, unless such damages are a result of Lessor's negligence or intentional misconduct in performance or failure to perform as above provided.

       SECTION 4. Except as provided in Sections 1, 2 and 3 of this Article, Lessor shall not be obligated to make repairs, replacements or improvements of any kind upon said Leased Premises, or to any equipment facilities or fixtures therein contained, which shall at all times be kept in good order, condition and repair by Lessee, and in a clean, sanitary and safe condition and in accordance with all applicable laws, ordinances and regulations of any governmental authority having jurisdiction. Lessee shall permit no waste, damage, or injury to the Leased Premises.


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

                                   ARTICLE 8.
                         INSTALLATIONS AND ALTERATIONS.

       SECTION 1. Lessee shall not make any alterations or additions to the Leased Premises without first procuring Lessor's written consent, which consent shall be exercised at Lessor's sole discretion, and delivering to Lessor the plans and specifications and copies of the proposed contracts and necessary permits, and shall furnish indemnification against liens, costs, damages and expenses as may be reasonably required by Lessor. All alterations, additions improvements and fixtures, other than trade fixtures, which may be made or installed by either of the parties hereto upon the Leased Premises and which in any manner are attached to the floors, walls or ceilings, at the termination of this Lease shall become the property of the Lessor unless Lessor requests their removal and shall remain upon and be surrendered with the Leased Premises as a part thereof, without damage or injury; and linoleum or other floor covering which may be cemented or adhesively affixed to the floor shall likewise become the property of Lessor, all without compensation or credit to Lessee.

       SECTION 2. Lessor may withhold consent, whether reasonably or unreasonably, to any proposed alteration, addition or installation which Lessor believes, in the Lessor's sole opinion and discretion, could be considered a safety hazard by the Federal Aviation Administration ("FAA") or which Lessor believes would delay compliance or increase the costs incurred by Lessor in complying with any regulation or law administered or enforced by the FAA or similar regulatory body.

       SECTION 3. The Lessee shall not erect or install any signage without first procuring Lessor's written consent, which consent shall not be unreasonably withheld or delayed.

       SECTION 4. The Lessee shall have no rights to use and shall not use the roof of the Leased Premises for any purpose without the written consent of the Lessor. The Lessee shall not use the roof for storage, for any activity that will result in traffic on the roof, for anything that will penetrate the roof, use the roof as an anchor or otherwise damage the roof. The consent of the Lessor must be in writing for each specific use and must also approve the method of installation of the permitted use. Should the Lessee break this covenant, the Lessee shall be responsible for any damages caused to the roof or other parts of the building and shall assume the cost of maintaining and repairing the roof during the term of the Lease, including any renewals.

                                   ARTICLE 9.
                                 RISK OF LOSS.

       SECTION 1. The Lessor shall not be held responsible for and is relieved from all liability by reason of, any injury or damage to any person, persons or property in the demised premises, whether belonging to the Lessee or any other person, caused by any fire or by any breakage or leakage in any part or portion of the demised premises, or in any part or portions of the building of which the demised premises are a part, unless such breakage, leakage, injury or damage is caused by or results from the negligence or intentional misconduct of the Lessor or its agents. The Lessee, in consideration of the rent, accepts and assumes such responsibility and liability.


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       SECTION 2. The Lessor shall not be held responsible for and is relieved from all liability by reason of, any injury or damage to any person, persons or property in the demised premises, whether belonging to the Lessee or any other person, from water, rain or snow that may leak into, issue, or flow from any part of the premises or of the building of which the demised premises are a part, from the pipes or plumbing work of the same or from any place or quarter, unless such damage, leak or flow is caused by or results from the negligence or intentional misconduct of the Lessor or its agents. The Lessee, in consideration of the rent herein specified, accepts and assumes such responsibility and liability.

       SECTION 3. The Lessee releases the Lessor from all liability, and assumes all liability, for damages which may arise from any kind of injury to person, persons or property on account of the use, misuse or abuse of all elevators, hatches, or openings of any kind that may exist or hereinafter be erected or constructed on the premises or from any kind of injury that may arise from any other cause on the premises, unless such damage, injury, use, misuse or abuse is caused by or results from the negligence or intentional misconduct of the Lessor or its agents.

                                   ARTICLE 10.
                                   INSURANCE.

       SECTION 1. Lessee shall not carry any stock of goods or do anything in or about said Leased Premises which will in any way tend to increase insurance rates on said Leased Premises or the building in which the same are located. If Lessor shall consent to such use, Lessee agrees to reimburse Lessor, upon demand, all increase or increases of premiums on insurance carried by the Lessor on all or part of the Leased Premises, or on the building of which the Leased Premises are a part, caused in any way by the Lessee's occupancy. If Lessee installs any electrical equipment that overloads or may overload the power lines to the building, Lessee shall make immediately, and at its own expense, whatever changes are necessary to remedy such overload or possible overload and to avoid the same in the future, and shall comply with all requirements of all governmental authorities having jurisdiction and with the requirements of any insurance underwriters and rating bureaus.

       SECTION 2. Lessee agrees to procure and maintain a policy or policies of insurance, at its own costs and expense, insuring from all claims, demands or actions for injury to or death of more than one person in any one accident and for damages to property in an aggregate amount of not less than $3,500,000.00 made by or on behalf of any person or persons, firm or corporation, arising from, related to, or connected with the conduct and operation of Lessee's business in the Leased Premises. Lessor shall be named an Additional Insured Party in said policy. Such insurance shall be primary relative to any other valid and collectible insurance. Lessee may satisfy this insurance requirement with appropriate coverage under its existing policies and shall not be obligated to obtain a separate policy for the Leased Premises. Said insurance shall not be subject to cancellation except after at least thirty (30) days prior written notice to Lessor, and the policy or policies, or duly executed certificate of insurance for the same, together with satisfactory evidence of the payment of the premium thereon, shall be deposited with Lessor at the commencement of the term and renewals of such coverage. If Lessee fails to comply with such requirement, Lessor may obtain such insurance and keep the same in effect, and Lessee shall pay Lessor the premium cost thereof upon demand.


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

       SECTION 3. All property of Lessee or those claiming under Lessee which may be upon said Leased Premises during the term hereof or any renewal thereof shall be at and upon the sole risk and responsibility of the Lessee.

                                   ARTICLE 11.
                       DAMAGE BY FIRE OR OTHER CASUALTY.

       SECTION 1. If the leased Premises shall be destroyed or so injured by any cause as to be unfit, in whole or in part, for occupancy, Lessor shall use its best efforts to provide occupant comparable space within sixty (60) miles of the Leased Premises and if Lessor cannot provide such space, Lessee may terminate this Lease. If the Lessor has provided such temporary space and such destruction or injury could reasonably be repaired within three (3) months from the happening of such destruction or injury, then Lessee shall not be entitled to surrender possession of the Leased Premises nor shall Lessee's liability to pay rent under this Lease cease without mutual consent of the parties hereto. In case of any such destruction or injury, Lessor shall repair the same with all reasonable speed and shall complete such repairs within three (3) months from the happening of such injury, and if during such period Lessee shall be unable to use all or any portion of the Leased Premises, a proportionate allowance shall be made to Lessee from the rent corresponding to the time during which and to the portion of the Leased Premises of which Lessee shall be so deprived of the use on account thereof.

       SECTION 2. If such destruction or injury cannot reasonably be repaired within three (3) months from the happening thereof, Lessor shall notify Lessee within ten (10) days after the happening of such destruction or injury whether or not Lessee will repair or rebuild. If Lessor elects not to repair or rebuild, this Lease shall be terminated. If Lessor shall elect to repair or rebuild, Lessor shall specify the time within which such repairs or reconstruction will be complete and Lessee shall have the option, within ten (10) days after the receipt of such notice, to elect either to terminate this Lease and further liability hereunder, or to extend the term of the Lease by a period of time equivalent to the time from the happening of such destruction or injury until the Leased Premises are restored to their former condition. In the event Lessee elects to extend the term of the Lease, Lessor shall restore this Leased Premises to its former condition within the specified time in the notice, and Lessee shall not be liable to pay rent for the period from the time of such destruction or injury until the Leased Premises are so restored to their former condition.

       SECTION 3. All of Lessee's obligations under this lease including, but not limited to the duty to pay rents shall continue unabated if Lessee is provided with substitute space as set forth above at no additional cost to Lessee.

                                   ARTICLE 12.
                                EMINENT DOMAIN.

       SECTION 1. If any of the Leased Premises shall be taken by a public authority under the power of eminent domain and Lessor is unable to provide substitute space within tile area of the Airborne Commerce Park, then the term of this Lease shall cease as of the day possession shall be taken by such public authority, and the rent shall be paid up to that date with a proportionate refund by Lessor of such rent as shall have been paid in advance.


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       SECTION 2. If less than substantially all of the floor area of the Leased
Premises shall be so taken, as of the day possession shall be taken by such public authority, and the rent shall be paid up to that day with a proportionate refund by Lessor of such rent as may have been paid in advance, and thereafter the minimum rent shall be equitably abated, and Lessor shall at its own cost and expense make all necessary repairs or alterations as to constitute the remaining Leased Premises a complete architectural unit.

       SECTION 3. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall be the property of Lessor whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises; provided, however, that the Lessor shall not be entitled to any separate award made to Lessee for loss of business, depreciation to and cost of removal of stock and fixtures.

                                   ARTICLE 13.
                           ACCESS TO LEASED PREMISES.

       Lessee shall retain all keys to the Leased Premises for security reasons. Lessee agrees to have accessible to Lessor for twenty-four (24) hours each day, a person or persons who will be able to provide reasonable access to the Leased Premises for Lessor. The Lessor or its agents shall have the right to enter upon the Leased Premises at all reasonable hours for the purpose of inspecting the same or of making repairs, additions or alterations thereto or to the building in which the same are located. If Lessor must obtain access to the premises in an emergency, and Lessee has not provided access as set forth above, Lessor may use whatever means are necessary to obtain access, and any costs to repair damage caused to the Leased Premises by Lessor in obtaining access shall be paid by Lessee. During the final six months of the Lease term, the Lessor shall have the right, upon reasonable notice, to show the Leased premises to prospective Lessees, purchasers or others. Lessor shall not be liable to Lessee in any manner for any expense, loss or damage by reason thereof, nor shall the exercise of such right be deemed an eviction or disturbance of Lessee's use and possession.

                                   ARTICLE 14.
                              LESSOR'S SUCCESSORS.

       The term "Lessor" as used in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee of the building, their successors and assigns, so that in the event of any sale or sales of the building, the previous Lessor shall be entirely released with respect to the performance of all subsequently accruing covenants and obligations on the part of lessor. The retention of fee ownership by a lessor of the building or of the land on which it is located under an underlying lease which is now or hereafter in effect, shall not be deemed to impose on such underlying lessor any liability, initial or continuing, for the performance of the covenants and obligations of Lessor.

                                   ARTICLE 15.
                                 SUBORDINATION.

       This Lease shall be subject to and subordinate at all times to the lien of any mortgages, now or hereafter made on the Leased Premises, and to all advances made or hereafter to be made thereunder. The Lessee agrees to execute a subordination agreement should Lessor's lender request same.

                                  ARTICLE 16.
                                  ATTORNMENT.

       In the event the herein Leased Premises are sold due to any sale, transfer or foreclosure, by virtue of judicial proceedings or otherwise, this Lease shall continue in full force and effect, and Lessee agrees, upon request, to attorn to and acknowledge the transferee(s) or purchaser(s) at such transfer or sale as Lessor(s) hereunder; provided such transferee(s) or purchaser will recognize this Lease, unless and until it is in default.

                                   ARTICLE 17.
                            LIMITATION ON LIABILITY.

       Notwithstanding any other provision of this Lease, Lessee agrees to look solely to Lessor's interest in the building (subject to any mortgage on the building) for the recovery of any judgment requiring the payment of money by Lessor; it being agreed that Lessor, and if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers, and shareholders, shall never be personally liable for any such judgment, and no other assets of the Lessor shall be subject to such levy, execution or other procedures for the satisfaction of Lessee's judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or to maintain any other action not involving the personal liability of Lessor, or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

                                  ARTICLE 18.
                               LESSEE'S DEFAULT.

       SECTION 1. The Lessee, ten (10) days after receipt of written notice, shall be considered in default of this Lease upon failure to pay when due the rent or any other sum required by the terms of the Lease. Lessee shall also be considered in default thirty (30) days after receipt of written notice for failure to perform any term, covenant or condition of this Lease; upon the commencement of any action or proceeding for the dissolution, liquidation or reorganization under the Bankruptcy Act, of Lessee, or for the appointment of a receiver or trustee of the Lessee's property; upon making of any assignment for the benefit of creditors by Lessee; upon suspension of business; or the abandonment of the Leased Premises by the Lessee. Any defaults other than nonpayment defaults shall have a thirty (30) day cure period.

       SECTION 2. In the event of default of this Lease by either party, then either party may pursue any and all remedies and rights available under applicable Ohio law. Should Lessor elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease, or it may without terminating this Lease relet said Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor may deem advisable, with the right to make alterations and repairs to said Leased Premises for the purpose or rerental. Should such rentals received from such reletting during any month be less than required to be paid by Lessee as defined above, then Lessee shall immediately pay such deficiency to Lessor.


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

       SECTION 3. No such reentry or taking possession of said Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach or act of default. Should Lessor at any time terminate this Lease for any breach or act of default, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such breach or act of default, including the cost of recovering the Leased Premises, legal fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term.

                                  ARTICLE 19.
                         SURRENDER OF LEASED PREMISES.

       SECTION 1. If Lessee holds possession of the Leased Premises after the termination of this Lease for any reason not authorized by the Lessor, Lessee shall pay Lessor one hundred fifty percent (150%) of the rent provided for herein for such period that Lessee holds over, but such payment of rent shall not create any Lease arrangement whatsoever between Lessor and Lessee, unless expressly agreed to in writing by Lessor. It is further understood that during such period that Lessee holds over, the Lessor retains all of Lessor's rights under this Lease, including damages as a result of the termination of this Lease and the right to immediate possession of the Leased Premises. This paragraph shall not be construed to grant Lessee permission to hold over.

       SECTION 2. At the expiration of the tenancy created hereunder, whether by lapse of time or otherwise, Lessee shall surrender the Leased Premises broom clean, free of tire marks, free of all debris and in good condition and repair, reasonable wear and loss by fire or other unavoidable casualty excepted.

       SECTION 3. Prior to surrender of the Leased Premises, the Leased Premises will be reviewed by a representative of the Lessor and Lessee to determine if there is any deferred maintenance or unrepaired damage. Lessee shall have the option to effect such maintenance and repairs. In the event that there is deferred maintenance and/or unrepaired damage not taken care of by Lessee, then Lessor may effect such maintenance and repairs and Lessee will pay the cost thereof.

       SECTION 4. Upon the expiration of the tenancy hereby created, if Lessor so requests in writing, Lessee shall promptly remove any additions (not to include permitted Tenant Improvements), signs, fixtures and installations placed in the Leased Premises by Lessee that is designated in said request, AND REPAIR ANY DAMAGE occasioned by such removals at its own expense, and in default thereof, Lessor may effect such removals and repairs, and Lessee shall pay Lessor the cost thereof, with interest at the rate of eight (8) percent per annum from the date of payment by Lessor.

                                  ARTICLE 20.
                             WAIVER OF SUBROGATION.

       The Lessor and Lessee waive all rights, each against the other, for damages caused by fire or other perils covered by insurance where such damages are sustained in connection with the occupancy of the Leased Premises.

                                   ARTICLE 21.
                                ZONING; PERMITS.

       Anything herein elsewhere contained to the contrary, this Lease and all the terms and conditions hereof are in all respects subject and subordinate to all zoning restrictions and restricting covenants affecting the Leased Premises, and the building in which they are located, and the Lessee shall be bound by such restrictions. Lessor represents that to the best of its knowledge and belief, the present zoning of the premises permit the activities of Lessee as such are presently carried on. The Lessor further does not warrant that any licenses or permits which may be required for the business to be conducted by the Lessee on the Leased Premises will be granted, or, if granted, will be continued in effect or renewed. Any failure to obtain the licenses, permits, or any revocation thereof or failure to renew them, shall not release the Lessee from the terms of this Lease.

                                  ARTICLE 22.
                           ENVIRONMENTAL PROVISIONS.

       SECTION 1. The Lessor, to the best of its knowledge, represents to the Lessee that no toxic, explosive or other dangerous materials or hazardous substances have been concealed within, buried beneath, released on or from, or removed from and stored off-site of the Property upon which the Leased Premises is constructed.

       SECTION 2. Lessee shall at all times during the term of this Lease comply with all applicable federal, state, and local laws, regulations, administrative rulings, orders, ordinances, and the like, pertaining to the protection of the environment, including but not limited to, those regulating the handling and disposal of waste materials. Further, during the term of this Lease, neither Lessee nor any agent or party acting at the direction or with the consent of Lessee shall treat, store, or dispose of any "hazardous substance," as defined in Section 101 (14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA ") (or any analogous legislation), or petroleum (including crude oil or any fraction thereof) on or from the Property.

       SECTION 3. Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including, without limitation, technical consultant fees, court costs, expenses paid to third parties and reasonable legal fees) and damages arising out of, or as a result of, (i) any "release" as defined in
Section 101 (22) of CERCLA (or any analogous legislation), of any "hazardous substance," as defined in Section 101 (14) of CERCLA (or any analogous legislation), or petroleum, (including crude oil or any fraction thereof) or placed into, on or from the Property at any time after the date of this Lease by Lessee, its agents, or employees; (ii) any contamination of the Property's soil or groundwater or damage to the environment and natural resources of the Property the result of actions occurring after the date of this Lease, whether arising under CERCLA or other statutes and regulations, or common law by Lessee, its agents, or employees; and (iii) any toxic, explosive or otherwise dangerous materials or hazardous substances which have been buried beneath, concealed within or released on or from the Property after the date of this Lease by Lessee, its agents or employees.

       SECTION 4. Lessor agrees to indemnify and hold harmless Lessee upon the same terms and conditions set forth above for any release which is caused by any other tenant in the Airborne Commerce Park or by Lessor itself, except to the extent that Lessee is determined to be partly or wholly responsible for such release.

                                   ARTICLE 23.
                             ESTOPPEL CERTIFICATE.

       The Lessee agrees to execute an Estoppel Certificate on a form to be supplied by Lessor for the benefit of Lender or any mortgage holder; that wherein the Lessee acknowledges the terms and conditions of this Lease.

                                  ARTICLE 24.
                             ACCELERATION OF RENT.

       If the Lessee becomes insolvent, bankrupt, or makes an assignment for the benefit of creditors, or is levied upon or sold out by Sheriff's or Marshall's sale, or if a receiver is appointed, the Lessor may declare the rent for the balance of the term or any part thereof to be due and payable as if by the terms of the lease it were payable in advance. If the rent or any other sum payable hereunder is at any time unpaid when due, the Lessor may then declare the rent for the balance of the term or any part thereof to be immediately due and payable as if by the terms of the Lease it were payable in advance, and the Lessor may immediately proceed to distrain, collect, or bring action for the whole rent or any part thereof, as if it were in arrears, or may enter judgment therefor, in an amicable action as hereinabove provided in the case of rent in arrears.

                                  ARTICLE 25.
                                  RENT DEMAND.

       Every demand for rent due wherever and whenever made shall have the same effect as if made at the time it falls due and at the place of payment, and after the service of any notice or commencement of any suit, or final judgment therein, Lessor may receive and collect any rent due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

                                  ARTICLE 26.
                          NO REPRESENTATION BY LESSOR.

       Lessor and its agent have made no representations or promises with respect to the Leased Premises or the building of which the same form a part except as herein expressly set forth. Lessor represents that all systems and Leased Premises will be in good working order and in full compliance with law and provision of the certificate of occupancy upon commencement of the Lease.

                                   ARTICLE 27.
                               WAIVER OF BREACH.

       No waiver of any breach of the covenants, provisions or conditions contained in this Lease shall be construed as a waiver of the covenant itself or any subsequent breach itself, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred, unless otherwise agreed. The acceptance of rent hereunder shall neither be or construed to be a waiver of any breach of any term, covenant or condition of this Lease.

                                  ARTICLE 28.
                                QUIET ENJOYMENT.

       Lessor hereby covenants and agrees that if Lessee shall perform all the covenants and agreements herein stipulated to be performed on Lessee's part, Lessee shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Leased Premises without any manner of let or hindrance from Lessor or any person or persons lawfully claiming the Leased Premises except as otherwise provided for herein.

                                  ARTICLE 29.
                                INTERPRETATION.

       SECTION 1. Wherever either the word "Lessor" or "Lessee" is used in this Lease, it shall be considered as meaning the singular and/or neuter pronouns as used herein, and the same shall be construed as including all persons and corporations designated respectively as Lessor or Lessee in the heading of this instrument wherever the context requires.

                                  ARTICLE 30.
                                  DEFINITIONS.

       PRO RATA share. Unless otherwise indicated, "pro rata share" means the share of any costs, fees, or expenses Lessee is required to pay to Lessor under this Agreement calculated by dividing the square footage of the Leased Premises by the total square footage of the building of which the Leased Premises are a part.

       BUILDING. Unless otherwise indicated, "building" means the building of which the leased premises are a part.

                                  ARTICLE 31.
                                   HEADINGS.

       All headings preceding the text of the several Articles and Sections hereof are inserted solely for convenience or reference and shall not constitute a part of this Lease or affect its meaning, construction, or effect.

                                   ARTICLE 32.
                                     NOTICE.

       All notices under this Lease may be personally delivered; sent by courier service, with receipt; or mailed to the address shown by certified mail, return receipt requested. The effective date of any mailed notice shall be three (3) days after delivery of the same to the United States Postal Service.

 Lessor:         WILMINGTON COMMERCE PARK PARTNERSHIP

 Mail:           Attn: Dave Neyer
                 3800 Red Bank Road
                 Cincinnati, OH 5227

 Telephone:      (513) 271-6400
 FAX:            (513) 271-1350


 Lessee:         Microwarehouse, Inc. of Ohio

 Mail:           Attn: Bruce Lev
                 535 Connecticut Avenue
                 Norwalk, CT 06854

 Telephone:      (203) 899-4529
 FAX:            (203) 899-4312

                                   ARTICLE 33.
                             FINANCIAL STATEMENTS.

       At Lessor's request, the Lessee, within thirty (30) days of Lessor's request, shall furnish the Lessor with Lessee's most current financial statements including the Lessee's balance sheet, a consolidated statement of earnings and retained earnings, and changes in Lessee's financial position for the year. All such statements shall be certified by an independent certified public accountant. All such financial statements shall be prepared in accordance with generally accepted accounting principles which shall be consistently applied.

                                  ARTICLE 34.
                              MEMORANDUM OF LEASE.

       It is agreed by both parties that this instrument is not recordable and if either party should record the same in the office of the Recorder of Clinton County, Ohio, the recording shall have no effect. When possession of the Leased Premises has been delivered to Lessee, the parties hereto may execute, acknowledge and deliver a Memorandum of Lease in recordable form specifying the terms of this Lease and renewal periods of this Lease. In the event they differ from the dates herein, the date in the Memorandum shall control.

                                   ARTICLE 35.
                                     TIME.

       Time is of the essence in this Lease.

                                   ARTICLE 36.
                                OPTION TO RENEW.

       Lessee is hereby granted an option to renew this Lease for one (1) additional term of five (5) years on the same terms and conditions contained herein except as to the Basic Annual Rent amount which shall be One Million Two Hundred Twenty-Eight Thousand Seven Hundred Eleven Dollars ($1,228,711.00) for each year of the renewal term and upon the conditions that:

       A. Written Notice of the exercise of the exercise of such option shall be given by Lessee to Lessor not less than One Hundred Eighty (180) days prior to the end of the term of this Lease; and

       B. At the time of the giving of such notice and at the expiration of the term of this Lease, there are no defaults in the covenants, agreements, terms and conditions on the part of Lessee to be kept and performed, and all rents are and have been fully paid. Provided also, that the rent to be paid during each said renewal period shall be at the same rate as being paid at the end of the previous term.

                                   ARTICLE 37.
                               ENTIRE AGREEMENT.

       This Lease contains the entire agreement between the parties; it supersedes all previous understandings and agreements between the parties, if any and no oral or implied representation of understandings shall vary its terms; and it may not be amended except by a written instrument executed by both parties hereto.

       IN WITNESS WHEREOF, the parties hereto set their hands to triplicates hereof, this 5th day of june 1998, as to Lessor, and this 3rd day of June 1998, as to Lessee.

Signed and acknowledged                  Lessor: WILMINGTON COMMMERCE PARK
in the presence of:                              PARTNERSHIP

Edward J. Schrier                        By:  David F. Neyer
Thomas W. Torbeck                        Its:  Vice President, A. Neyer Inc.

Bonnie Ann Bartoli.                      Lesee:  MICROWAREHOUSE, INC. OF OHIO

Eden F. Corbett                          By: Peter Godfrey
                                         Its:  President

STATE OF OHIO, COUNTY OF HAMILTON, SS:

       The foregoing instrument was acknowledged before me this 3rd-day of June 1998, David F. Neyer on behalf of WILMINGTON COMMERCE PARK PARTNERSHIP,an Ohio partnership.


                                CINDY D. FANCHER

                                  NOTARY PUBLIC

IN AND FOR THE STATE OF OHIO             Notary Public
My COMMISSION EXPIRES MAY 31, 2002

STATE OF CONNECTICUT, COUNTY OF FAIRFIELD, SS: NORWALK

       The foregoing instrument was acknowledged before me this 3rd day of June 1998, by Peter Godfrey, President/CEO, on behalf of MICROWAREHOUSE, INC., of Ohio, a corporation

              EDEN F.CORBET
              NOTARY PUBLIC
              IN AND FOR THE STATE OF CONNECTICUT      Notary Public

              My Commission Expires                    May 31, 2002

Prepared by Karen Buckley, Buckley, Miller& Wright, Attorneys at Law, Wilmington, Ohio. (bldgll/lc)

                                    EXHIBIT A

       Situate in the City of Wilmington, Clinton County, Ohio, and being a part of Military Survey No. 1170 and bounded and described as follows: Beginning at a 1/2" iron pin (found) at the Southerly corner of a 13.500 Acre Tract as recorded in Volume 25, Plat No. 82, of the Clinton County Engineers Record of Land
Division: Running thence, from said point of beginning, with the Southwesterly line of said 13.500 Acre Tract, N. 52(0) 09' 02" W. 395.49 feet to a point; thence, by new division lines, on the following courses: (1) N. 49(0) 33' 08" E. 1048.71 feet to a point; (2) S. 40(0) 26' 52" E. 387.27 feet to a point; thence, with the Southeasterly line of the aforesaid 13.500 Acre Tract, S. 49(0) 33' 08"
W. 968.49 feet to the point of beginning, containing Eight and Nine Hundred Sixty Seven Thousandths (8.967) Acres. Subject to all easements of record.

       This description is the result of a new survey made under the direction of Richard D. Roll, Registered Surveyor No. 4957, by CLINCO SURVEYORS, Wilmington, Ohio, in May, 1996, as recorded in Volume 26, Plat No. 293, of the Clinton County Engineers Record of Land Division. The bearings in this description were derived from the survey of the aforesaid 13.500 Acre Tract.

                                    EXHIBIT B

 OUTLINE SPECIFICATIONS FOR AIRBORNE EXPRESS BUILDING #11 (MICROWAREHOUSE) GENERAL REQUIREMENTS

A) INTENT: This specification outlines the scope of work for the design and construction of an approximate 220,800 square foot building for Airborne Express. Al. Neyer, Inc. (ANI) will have a complete set of certified, final working drawings and specifications prepared in conformance with these outline documents and will furnish all labor, materials, equipment and supervision necessary for the execution and completion of the work. Final specifications will include Year 2000 certification. ANI will include the building permit fee. Additional general requirements will be as outlined in the contract documents. ANI will pay for sewer and water hookup fees.

B) GUARANTEE: Except as may otherwise be specified herein or as may be provided by the equipment and material manufacturers, all material, equipment and labor Is guaranteed for a period of two (2) years from the date of "Beneficial Occupancy".

C)     BUILDERS RISK INSURANCE: Includes all risk insurance during construction.

D)     PERFORMANCE BOND: Not included.

                                SITE DEVELOPMENT

A) GRADING AND EARTHWORK: ANI will complete the excavation and rough and fine grading of the approximate 10 acre site. ANI will provide site survey and engineering. Areas to receive bituminous paving outside the areas of the building structure will be cut and filled to grades appropriate for commercial parking lots.

B) EXTERIOR CONCRETE SIDEWALKS, CURB AND GUTTER: ANI will furnish and install 4" concrete at sidewalks. Exterior concrete areas are to be broom-finished unless noted otherwise. Integral curbs and gutters are to be furnished at the parking areas and along the entrance drive. A concrete dolly pad will be placed 45'wide from the loading docks, 6" thickness unreinforced.

C) BITUMINOUS PAVING AND STRIPING: ANI will furnish and install all bituminous concrete parking lots, driveways, walkways, and loading areas as shown on the drawing. Approximately one hundred seventy (170) car parking spaces will be provided.

All bituminous paving will be constructed to conform to Ohio Department of Transportation Specification #404 over a #304 gravel base. ANI will construct areas designated for auto traffic with total 2" thick bituminous mat over 8" granular base. Areas designated for truck traffic will be constructed with a total 4" bituminous mat over 8" granular base. All bituminous pavements will be striped to indicate parking stalls, median lines, traffic control features, and handicapped parking locations.

OUTLINE SPECIFICATIONS FOR AIRBORNE EXPRESS BUILDING #11 (MICRO WAREHOUSE)

D) TELEPHONE, GAS AND ELECTRIC UTILITIES: ANI will coordinate the service entrances with telephone, gas, and electric utility companies and will interface this work with the gas and electric utility work to provide complete and operable systems. The materials and workmanship for utility work will conform to the standards of various utilities. Wall conduit for fiber optic wires for "Smart Park" is included.

E) WATER SERVICE: ANI will provide a 2" water service main for the domestic services within the building and 8" main for the interior fire protection systems, including valves, tap and meter as required by the City of Wilmington. The water main will be buried to the depth from finished grade required by code for frost protection, and tested before backfilling.

F) SANITARY SEWERAGE: ANI will furnish and install a 6" sanitary sewer from the building to the property line. The sanitary sewer line will be standard PVC plastic or standard strength vitrified clay sewer pipe with code approved manholes, cleanouts and castings.

G) STORM SEWERAGE: ANI will provide an on-site storm sewer system with catch basins and manholes and storm water detention basin. The dock area will be used for a portion of the detention needs in conjunction with one (1) detention basin. The storm sewer will be PVC with catch basins and manholes as required by code and the governing watershed district. All catch basins will have heavy duty grates.

H) LAWNS AND LANDSCAPING: An allowance of $30,000 is included for sodded and seeded lawn areas, landscaping and irrigation. All lawn areas to receive sod and seed will be prepared with a minimum of 4" of top soil material. ANI will assist the Owner in soliciting landscaping schemes designed with the restrictions of the allowance.

1) EXTERIOR LIGHTING: Parking lots, drives and dock areas will be lighted using twenty-five (25) 175 watt wallpacks and six (6) uplights. An alternate to provide two (2) footcandles in parking 1=area by adding eight (8) pole lights and three (3) building-mounted flood lights is provided.

OUTLINE SPECIFICATIONS FOR AIRBORNE EXPRESS BUILDING #11 (MICROWAREHOUSE)

III. BUILDING STRUCTURE AND EXTERIOR ENVELOPE

       A) BUILDING STRUCTURAL SYSTEM: ANI will design and construct a structural system consisting of-

              1) Open web bar joists, steel columns and beams and metal roof deck; based on an approximate bay size of 52'x 40'. All steel finished with a shop coat of rust inhibitor paint.

              2) Concrete slabs-on-grade, unreinforced. 3) Reinforced concrete footings. All concrete footings and foundation walls will have a minimum compressive strength of 3,000 psi at 28 days. Slabs-on-grade will have a minimum compression strength of 4,000 psi at 28 days and will be 6" thick, unreinforced. An alternate for a 7" thick, unreinforced slab is provided. Concrete floor flatness and levelness will conform to the following: 1) The minimum average readings taken as a whole, shall be Ff of 55 for flatness and an F1, of 35 for levelness as set forth by ASTME 1155. The building will be designed in accordance with the standards of the American Concrete Institute, ACI 318, and all other applicable building, codes. A vapor barrier under the warehouse floor is included. The warehouse floor will be sealed with an Ashford formula sealer; the floor joints to be caulked.

       B) BUILDING EXTERIOR: ANI will construct the building wall system using poured reinforced tiltup concrete panels, painted. Approximately 34' clear to the bottom of the bar joists in the warehouse. Wall insulation will be 4" vinyl faced insulation from 6' above floor level to roof deck. The inside wall surface will be painted to 6' above floor level.

       C) ROOFING: ANI will install a flexible sheet, ballasted roof membrane insulated to provide an R-Value for the roofing system of IS. All roofs and flashings will be guaranteed by a 10 year limited warranty by the membrane manufacturer. An alternate to provide an R-value of 20 for the roofing system is provided.

              The roof will slope to interior downspouts that drain underground to the storm detention basin and then to the public storm system. A minimum of' 1/4" per foot slope is to be provided for all roof areas. All flashings will be galvanized metal.

OUTLINE SPECIFICATIONS FOR AIRBORNE EXPRESS BUILDING #11 (MICROWAREHOUSE)

INTERIOR FINISHES

              A tenant improvement allowance of $240,000 (8,000 s.f. x $30/s.f.) is included. An alternate to provide an additional $300,000 of tenant improvements is provided.

       V.     DOORS, FRAMES, AND HARDWARE

              Included, are entry/exit doors for the shell building. All other doors to be included in tenant improvement allowance.

       VI.    TOILET PARTITIONS AND ACCESSORIES

              Toilet Rooms: To be included in tenant improvement allowance.

       VII.   DOCK EQUIPMENT

              Equipment: Includes 6'x 8'mechanical dock levelers [sixteen (16)] at all dock doors. Dock shelters and dock locks are not included. An alternate is provided for dock seals or canopies.

       VIII.  CUSTOM MILLWORK

              To be included in tenant improvement allowance.

       IX     S IGNAGE

              One (1) directional sign shall be provided similar to building #12. 1

       X.     SPECIALTIES

              A) Fire Extinguishers: Fire extinguishers and cabinets will be provided as required by local fire department.

              B) Sanitary Sewer: Includes a 6" sewer line along the south wall for future tap-in potential.

OUTLINE SPECIFICATIONS FOR AIRBORNE EXPRESS BUILDING #11 (MICROWAREHOUSE)

       X1.    MECHANICAL

              A) PLUMBING: To be included in tenant improvement allowance. Floor drains will be provided in each toilet room. Floor drains and cleanouts will be Josam, Smith, Wade, Zurn, or equal.

                     Connections will be made to the municipal utilities and all piping systems will be flushed and tested. Stop valves will be provided at each fixture. Isolating valves will be provided in the supply lines to each set of toilet rooms.

              B) HEATING, VENTILATING AND AIR CONDITIONING: The warehouse heating system will be four (4) Cambridge direct-fire gas heating units, including all code required smoke detectors (if any), designed to maintain 60'F.D.B. at O'F outside.

                     All heating and cooling equipment for the tenant office buildout is included in the Interior Finish Tenant Improvement allowance. Ten (10) exhaust fans and ten (10) supply fans are provided for the warehouse summertime exhaust system designed to provide four (4) air changes per hour. An alternate to provide one hundred thirty-eight
                     (138) paddle fans (56"; 22,000 cfm) at each bay is provided.

              C) FIRE PROTECTION SYSTEM: A complete automatic fire protection sprinkler system will be provided for the building in accordance with the requirements of the Fire Department and applicable codes. All necessary piping, valves and specialties will be included to provide a complete system.

                     The automatic fire protection sprinkler system will be designed using ESFR standards. Upturned brass sprinkler heads will be used in areas with exposed structure. This proposal assumes connection to the Wilmington Commerce Park fire pump system at no fee.

       XII.   ELECTRICAL

              A) POWER DISTRIBUTION: ANI will design and install complete building power distribution system from a utility company furnished, pad mounted transformer. The electrical installation will be complete from the transformer, including concrete transformer pad, to power and lighting panels, switches, and/or circuit breakers throughout the building to supply heating, ventilating, lighting, convenience outlets, and the other items of this specification.

                     A 2,000 amp, 480 volt, 3-phase service, will be supplied to the building. Plug-in type circuit breakers will be used on panel boards.

OUTLINE SPECIFICATIONS FOR AIRBORNE EXPRESS BUILDING #11 (MLCROWAREHOUSE)

Receptacles will be installed as follows:

1) Provide twenty-five (25) duplex receptacles and two (2) weatherproof receptacles. 2) No electrical distribution or hook-up of Owner's equipment is included in this proposal.

       B) LIGHTING: ANT will design and install all lighting systems. In general, the lighting systems will be as follows:

       1) Two hundred sixty-four (264) metal halide (400 watt) fixtures to provide twenty (20) footcandles will be hung at the underside of the structure. An alternate to provide one hundred thirty-eight
              (138) additional light fixtures - one (1) per bay - is provided.

       2) Twenty-six (26) Exit Light Fixtures will be provided where required by code.

       3) Twenty-three (23) Emergency Egress Lighting will be provided as required by code.

       C)     TELEPHONE: Based upon future Tenant Specifications.

X111.  ITEMS NOT INCLUDED

       The following items shall be specifically excluded from Al. Neyer, Inc.'s proposal:

       Furniture and office furnishings including demountable or landscape office partitioning, reception desk, marker boards, projection screens, draperies and vending machines. Cable trays, power poles and underfloor electrical duct systems, UPS and generator systems. Central timeclock and music, telephone systems, security or other internal communications systems. Furnishing, moving, handling, wiring or connection of Owner furnished equipment ID1-7 Humidification or dehumidification systems. Special computer room HVAC and electrical systems. Window treatments and draperies. Compressed air piping or system.

 OUTLINE SPECIFICATIONS FOR AIRBORNE EXPRESS BUILDING #11 (MICROWAREHOUSE) *

 Smoke alarms except as required by code for shell building.

      * Security system
      * Groundskeepers, HVAC service, janitorial.
      * Moving expenses.
      * Interior plantscaping.
      * Walk-off mats.
      * Process related exhaust fans, hoods or louvers.
      * Fencing or padlocks.
      * Cranes/forklifts.
      * Wallcoverings or artwork.
      #I1 air 98 specs4 specs 98

                                    EXHIBIT C
                             SUMMARY OF ALTERNATIVES

                                AIRBORNE EXPRESS
                                  BUILDING #11
                            WILMINGTON COMMERCE PARK
                              (220,800 SQUARE FEET)
                                   ADDITIONAL


Alternates                                                                            Lease Amount per
-----------                                                                                 Year*
                                                                                      ----------------
1.     In crease strength of concrete to 4,000 psi at 28 days and provide 4"
       crushed stone bed at slab-on-grade                                                      $0

2.     Increase concrete slab-on-grade thickness from 6" to 7".                            $6,498

3.     Provide R-value of 18 for roof system.                                                  $0

4.     Provide R-value of 20 for roof system.                                              $1,139

5.     Add one hundred thirty-eight (138) paddle fans (56"; 22,000 cfm) - one
       (1) per bay.                                                                       $10,853

6.     Add dock seals for sixteen (16) docks.                                              $1,911

7.     Add 4' x 12' dock canopy for sixteen (16) docks.                                    $1,911

8.     Add one hundred thirty-eight (138) metal halide light fixtures - one (1)
       per bay.                                                                            $5,530

9.     Increase exterior lighting, to two foot candle lighting Add eight (8)
       pole lights and three (3) building mounted flood lights in rear.                    $3,424



Based upon a 10 year lease term. Tenant Improvements above the $240,000 already included can be added to the lease based upon an annual lease amount change of $1,490 for each $10,000 spent. An additional $300,000 can be spent on Tenant Improvements in this manner.